INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 54 to Registration Statement No. 2-33043 of Oppenheimer Capital Income Fund on Form N-1A our report dated September 22, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
December 15, 2000